EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VolitionRX Limited

Henderson, NV

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Stock Incentive Plan, as amended, of VolitionRX Limited of our report dated March 30, 2022, with respect to the consolidated financial statements of VolitionRX Limited included in its Annual Report (Form 10-K) for the years ended December 31, 2021 and 2020, filed with the Securities and Exchange Commission.

Draper, UT

September 30, 2022

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